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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report (and to all reference to our Firm) included in or made a part of this registration statement on Form S-4.

/s/ T N SOONG & CO.
--------------------
T N Soong & Co.
A Member Firm of Andersen Worldwide,
SC
Taipei, Taiwan, the Republic of China
August 24, 2000